P.O. Box 2198 · Memphis, TN · 38101-2198 · (901) 495-6500 · Fax: (901) 495-8300

News: For immediate release

AUTOZONE UPDATES SECOND QUARTER

Memphis, Tenn. (February 10, 2003) -- AutoZone, Inc. (NYSE symbol: AZO), today announced that, for the second fiscal quarter through February 8, 2003, total same store sales are 3% and retail same store sales are flat versus a year ago.  AutoZone will end the quarter on February 15, 2003.  AutoZone expects to release final results for the quarter on March 4, 2003, followed by a conference call on March 5, 2003.

As of November 23, 2002, AutoZone sells auto and light truck parts, chemicals and accessories through 3,098 AutoZone stores in 44 states plus the District of Columbia in the U.S. and 40 AutoZone stores in Mexico and also sells the ALLDATA brand automotive diagnostic and repair software.  On the web, AutoZone sells diagnostic and repair information through www.alldatadiy.com, and auto and light truck parts through www.autozone.com.

Certain statements contained in this press release are forward-looking statements.  These statements discuss, among other things, estimates of financial results, business strategies and future performance. These forward-looking statements are subject to risks, uncertainties and assumptions, including, without limitation, accuracy of estimates, competition, product demand, the economy, inflation, gasoline prices, consumer debt levels, war and the prospect of war, including terrorist activity, and availability of commercial transportation.  Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 31, 2002, for more information related to those risks.  AutoZone undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

Contact Information:

Media:  Ray Pohlman at 901 495-7962, ray.pohlman@autozone.com

Financial: Brian Campbell at 901 495-7005, brian.campbell@autozone.com